UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2022

Social Leverage Acquisition Corp I

(Exact name of registrant as specified in its charter)

Delaware	001-40059	85-4095616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8390 E. Via De Ventura

Suite F110-207

Scottsdale, Arizona 85258

(Address of principal executive offices, including zip code)

(302) 492-7522

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value and one-fourth of one redeemable warrant	SLACU	The Nasdaq Stock Market LLC
Class A common stock, included as part of the units	SLAC	The Nasdaq Stock Market LLC
Redeemable warrants, included as part of the units	SLACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation.

On December 20, 2022, as described below under Item 5.07, the stockholders of Social Leverage Acquisition Corp I (the “Company”) approved an amendment to the Company’s amended and restated certificate of incorporation (the “Charter”) to implement the Charter Amendment Proposals (as defined below) (together, the “Charter Amendment”). The Charter Amendment became effective on December 21, 2022 upon filing with the Secretary of State of the State of Delaware.

The foregoing description is qualified in its entirety by reference to the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, dated December 21, 2022, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 20, 2022 the Company held a special meeting (the “Special Meeting”) of stockholders. At the Special Meeting, the Company’s stockholders were asked to vote on the following items: (i) a proposal to amend the Company’s Charter to extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional three months, from February 17, 2023 to May 17, 2023 (the “First Charter Amendment Proposal”), (ii) a proposal to amend the Company’s Charter to eliminate from the Charter the limitation that the Company may not redeem public shares to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of less than $5,000,001 (the “Redemption Limitation”) in order to allow the Company to redeem public shares irrespective of whether such redemption would exceed the Redemption Limitation (the “Second Charter Amendment Proposal” and together with the First Charter Amendment Proposal, the “Charter Amendment Proposals”) and (iii) a proposal to direct the chairman of the Special Meeting to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve each of the Charter Amendment Proposals (the “Adjournment Proposal”).

The affirmative vote (virtually or by proxy) of at least 65% of the outstanding shares of SLAC common stock at the Special Meeting and entitled to vote thereon, voting together as a single class was required to approve the First Charter Amendment Proposal. The affirmative vote (virtually or by proxy) of at least 65% of the outstanding shares of SLAC common stock at the Special Meeting and entitled to vote thereon, voting together as a single class was required to approve the Second Charter Amendment Proposal. The affirmative vote (virtually or by proxy) of a majority of the votes cast by holders of outstanding shares of SLAC common stock at the Special Meeting and entitled to vote thereon, voting together as a single class was required to approve the Adjournment Proposal.

Set forth below are the final voting results for each of the Charter Amendment Proposals. As there were sufficient votes to approve each of the Charter Amendment Proposals, the Adjournment Proposal was not presented to stockholders at the Special Meeting.

First Charter Amendment Proposal

The First Charter Amendment Proposal was approved. The voting results of the outstanding shares of SLAC common stock at the Special Meeting and entitled to vote thereon were as follows:

For	Against	Abstentions	Broker Non-Votes
34,321,344	177,645	2	—

Second Charter Amendment Proposal

The Second Charter Amendment Proposal was approved. The voting results of the outstanding shares of SLAC common stock at the Special Meeting and entitled to vote thereon were as follows:

For	Against	Abstentions	Broker Non-Votes
34,345,997	143,464	530	—

Item 8.01	Other Events.

In connection with the Extension Proposal, stockholders elected to redeem 32,847,714 shares of Class A Common Stock, which represents approximately 95.2% of the shares that were part of the units that were sold in the Company’s initial public offering. Following such redemptions, approximately $16,606,243 will remain in the trust account and 1,652,286 shares of Class A common stock will remain issued and outstanding.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated December 21, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2022

Social Leverage Acquisition Corp I

By:	/s/ Douglas Horlick
Name:	Douglas Horlick
Title:	President and Chief Operating Officer